Exhibit 99(a)

                                      99(a)

                       Press Release on Third Quarter 2000

                       earnings issued on October 18, 2000

                                                                 Exhibit 99(a)


NEWS RELEASE

Contact: Michael B. High, CFO/Executive Vice President
                  (610) 941-4804

                  Dorothy Jaworski, Director of Investor Relations

                  (484) 322-4822

For immediate release:

 Progress Financial Corporation Announces Third Quarter Earnings of $1.8 Million

         Blue Bell, PA, October 18, 2000 - Progress Financial Corporation (the "Company" - Nasdaq: PFNC) today reported third quarter 2000 net income of $1.8 million, or diluted earnings per share of $.29, compared to net income of $2.3 million, or diluted earnings per share of $.37, for the third quarter of 1999. Results for the third quarter of 1999 included $2.8 million of client warrant income, compared to a loss of $103,000 from client warrant income during the current quarter. Net income from continuing operations remained virtually unchanged at $1.7 million, or diluted earnings per share of $.29, compared to $1.8 million or diluted earnings per share of $.30 for same period of 1999.

         Net income for the nine months ended September 30, 2000 totaled $5.9 million, or diluted earnings per share of $.97, compared to net income of $4.7 million, or diluted earnings per share of $.77, for the nine months ended September 30, 1999.

         Commenting on the third quarter results, W. Kirk Wycoff, President and CEO, stated, "Despite some compression of our net interest margin, we are pleased with the increase during the quarter in financial services fee income, which grew 47% to $3.7 million from $2.5 million for the comparable quarter of 1999. I am especially pleased with the growth in fee income primarily due to a $526,000 increase in management fees generated by the Company's subsidiary Progress Capital Management, Inc. which manages the mezzanine debt and venture capital funds, a $343,000 increase in mutual fund annuity and insurance commissions and $193,000 in consulting fees generated by the Company's subsidiary KMR Management, Inc. which provides financial and operational management consulting services for commercial clients."

         Average earning assets for the third quarter of 2000 were $777.1 million compared to $637.2 million for the same period in 1999. The growth in assets relates to higher loan and lease production funded by significant deposit growth. Average loans and leases increased $76.7 million, or 17%, compared to the same quarter of 1999. Consequently, tax-equivalent interest income for the third quarter of 2000 increased $4.0 million, or 31%, over the same period in 1999. Net interest income increased $1.3 million, or 19.5%, compared to the third quarter of 1999. The net interest margin was 4.18% compared to 4.24% for the same period in 1999.

         Loans and leases outstanding totaled $562.1 million at September 30, 2000 compared to $503.7 million at December 31, 1999. This increase was primarily due to a $41.8 million increase in commercial business loans. The Company reported non-performing assets of $7.9 million at September 30, 2000 compared to $5.8 million at December 31, 1999. The increase in non-performing assets was primarily related to residential real estate development projects amounting to $3.5 million, classified as other real estate owned, acquired by the Company through deeds in lieu of foreclosure. The Company has recorded these projects at management's estimate of net realizable value and expects to dispose of these during the next two quarters. The Company's non-performing assets to total assets ratio at September 30, 2000 was .90% compared to .75% at December 31, 1999. The non-performing loans to assets ratio was .50% at September 30, 2000 compared to .74% at December 31, 1999.

         During the quarter ended September 30, 2000, the Company recorded a $517,000 provision for loan and lease losses due to loans and lease growth and the level of non-performing loans and leases. This resulted in a slight decrease in the provision for loan and lease losses from the comparable period in 1999. The ratio of the allowance for loan and lease losses to total loans and leases was 1.16% at September 30, 2000 compared to 1.11% at September 30, 1999.

         Non-interest income for the quarter ended September 30, 2000 amounted to $4.2 million, compared to $5.7 million for the same period in 1999. During the quarter, the Company recognized a $103,000 loss in client warrant income primarily due to a decrease in the market value of warrants held to acquire common stock compared to a gain of $2.8 million in the same period of 1999 primarily the result of the expiration of restrictions on the sale of warrants to acquire the common stock. Fee income increased $1.2 million primarily due to a $526,000 increase in management fees generated by the Company's subsidiary Progress Capital Management, Inc., which manages the mezzanine debt and venture capital funds, a $343,000 increase in mutual fund annuity and insurance commissions, and $193,000 in consulting fees generated by the Company's subsidiary KMR Management, Inc., which provides financial and operational management consulting services for commercial clients.

         Total non-interest expense was $9.2 million for the quarter ended September 30, 2000 compared to $9.1 million for the quarter ended September 30, 1999. Excluding non-recurring expenses of $1.1 million in the third quarter of 1999, non-interest expense increased $1.2 million. This increase was primarily due to increases in salaries and employee benefits of $512,000 as a result of additional employees to staff three new bank branches, the acquisition of KMR Management, Inc., the staffing of Progress Capital Management, Inc., and from other new positions established within the Company. Occupancy and furniture, fixtures and equipment expenses increased $303,000 mainly due to a new operations center, bringing data processing in-house, and new branch openings. Capital securities expense increased $138,000 due to the issuance of $6.0 million of 11.445% capital securities in July 2000. Total assets increased to $878.3 million at September 30, 2000 from $768.9 million at December 31, 1999. Total deposits increased to $589.6 million at September 30, 2000 from $521.4 million at December 31, 1999. Deposit growth of 13.1% was primarily the result of new commercial business customer relationships and retail branch expansion.

         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through seventeen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania; and asset based lending through Progress Business Credit. In addition, the Company also conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; and Raleigh, North Carolina. The Company also receives fees for the construction and development of assisted living communities through Progress Development Corporation; venture capital activities managed by Progress Capital Management, Inc.; and financial and operational management consulting services for commercial clients through KMR Management, Inc. located in Willow Grove, Pennsylvania. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                             FINANCIAL DATA ATTACHED


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                         Progress Financial Corporation

                 Consolidated Statements of Financial Condition

                             (Dollars in Thousands)

                                                                                September 30,   December 31,
                                                                                     2000           1999
                                                                                --------------- -------------
Assets:                                                                          (Unaudited)     (Audited)
Cash and due from banks:
   Non-interest bearing                                                           $18,076          $15,648
   Interest bearing                                                                16,380           24,278
Trading securities                                                                     --            3,267
Investments and mortgage-backed securities
   Available for sale at fair value (amortized cost: $208,461  and $147,529)      203,518          149,518
   Held to maturity at amortized cost (fair value: $32,031 and $32,914)            35,382           34,309
Loans and leases, net (net of reserve: $6,513 and $5,927)                         555,630          497,738
Premises and equipment                                                             17,986           15,600
Other assets                                                                       31,322           27,395
Net assets of discontinued operations                                                 ---            1,188
                                                                                 ---------        --------
     Total assets                                                                $878,294         $768,941
                                                                                 =========        ========

Liabilities and Stockholders' Equity
Liabilities:

Deposits                                                                         $589,645         $521,439
Short-term borrowings                                                              93,689           50,767
Other liabilities                                                                  27,912           22,475
Long-term Debt:
   Federal Home Loan Bank advances                                                 85,500           85,000
   Other debt                                                                      10,000           24,000
Subordinated Debt                                                                   3,000            3,000
                                                                                 --------         --------
    Total liabilities                                                             809,746          706,681
                                                                                 --------         --------
  Corporation-obligated mandatorily redeemable capital securities of
  subsidiary trust holding solely junior subordinated debentures of the            20,225          14,451
  Corporation

Commitments and contingencies                                                          --             --

Shareholders' equity:

Serial preferred - 1,000,000 shares authorized but unissued                            --             --
Junior participating preferred stock - $.01 par value - 1,010 shares                   --             --
   authorized but unissued
Common  stock,  $1  par  value;  12,000,000  shares  authorized;  5,822,000  and
   5,680,000 shares issued; including treasury shares of 48,000 and 152,000;
   and unallocated shares held by the Employee Stock Ownership Plan of 0 and        5,822            5,680
   14,000

Other shareholders' equity, net                                                    45,831           40,895
Net accumulated other comprehensive income (loss)                                  (3,330)           1,234
                                                                                 ---------        --------
   Total shareholders' equity                                                       48,323          47,809
                                                                                 ---------        --------
  Total liabilities, Corporation-obligated mandatorily redeemable capital
  securities of subsidiary trust holding and shareholders' equity                 $878,294        $768,941
                                                                                 =========        ========

                         Progress Financial Corporation

                      Consolidated Statements of Operations

                  (Dollars in Thousands, except per share data)

                                                                Three Months Ended               Nine Months Ended
                                                                  September 30,                    September 30,
                                                              2000            1999            2000             1999
                                                           -----------------------------------------------------------
                                                           (Unaudited)     (Unaudited)      (Unaudited)    (Unaudited)

Interest  income:
  Loans and leases, including fees                             $13,037        $10,464         $37,488          $30,092
  Mortgage-backed securities                                     2,810          1,859           7,336            5,953
  Investment securities                                          1,015            560           2,994            1,508
  Other                                                            308            285             894              645
                                                               -------        -------         -------          -------
    Total interest income                                       17,170         13,168          48,712           38,198

Interest expense:

  Deposits                                                       6,318          4,303          17,159           11,951
  Short-term borrowings                                          1,165            527           3,135            1,767
  Long-term borrowings                                           1,608          1,576           4,812            4,904
                                                               -------        -------         -------          -------
    Total interest expense                                       9,091          6,406          25,106           18,622

Net interest income                                              8,079          6,762          23,606           19,576
Provision for  loan and lease losses                               517            658           2,750            2,323
                                                               -------        -------         -------          -------
      Net interest income after provision for loan and           7,562          6,104          20,856           17,253
      lease losses

Non-interest income:
  Service charges on deposits                                      493            572           1,722            1,513
  Lease financing fees                                             372            256           1,036              925
  Mutual fund, annuity and insurance commissions                 1,056            713           2,895            1,767
  Loan brokerage and advisory fees                                 591            522           1,653            1,697
  Gain (loss) from sale of securities                              373            (66)            263             (222)
  Client warrant income (loss)                                    (103)         2,775           3,482            3,257
  Equity (loss) in unconsolidated entities                           8            511          (1,989)             615
  Fees and other                                                 1,403            456           3,935            1,966
                                                               -------        -------         -------          -------
      Total noninterest income                                   4,193          5,739          12,997           11,518
                                                               -------        -------         -------          -------

Non-interest expense:
  Salaries and employee benefits                                 4,903          4,391          14,774           11,550
  Occupancy                                                        576            440           1,684            1,047
  Data processing                                                  239            338             875              818
  Furniture, fixtures and equipment                                556            389           1,584            1,042
  Professional services                                            500            539           1,639            1,302
  Capital securities expense                                       537            399           1,335            1,196
  Other                                                          1,866          2,620           5,622            5,634
                                                               -------        -------         -------          -------
     Total non-interest expense                                  9,177          9,116          27,513           22,589
                                                               -------        -------         -------          -------

Income from continuing operations before income taxes            2,578          2,727           6,340            6,182
Income tax expense                                                 841            905           2,109            2,107
                                                               -------        -------         -------          -------
Income from continuing operations                                1,737          1,822           4,231            4,075
Gain on sale of discontinued operations, net of tax                  6            ---           1,519              ---
Income from discontinued operations, net of tax                      9            435             123              635
                                                               -------        -------         -------          -------
Net income                                                      $1,752        $ 2,257         $ 5,873          $ 4,710
                                                               =======        =======         =======          =======

Basic income from continuing operations per common share          $.30           $.31            $.73             $.71
                                                                  ====           ====            ====             ====
Diluted income from continuing operations per common share        $.29           $.30            $.70             $.67
                                                                  ====           ====            ====             ====
Basic net income per common share                                 $.30           $.39           $1.01             $.82
                                                                  ====           ====           =====             ====
Diluted net income per common share                               $.29           $.37            $.97             $.77
                                                                  ====           ====            ====             ====
Dividends per common share                                        $.06           $.04            $.15             $.12
                                                                  ====           ====            ====             ====

Basic average common shares outstanding                      5,801,653      5,905,692       5,814,405        5,753,309
                                                             =========      =========       =========        =========
Diluted average common shares outstanding                    6,018,424      6,148,394       6,027,094        6,105,728
                                                             =========      =========       =========        =========





                         Progress Financial Corporation

                                Supplemental Data

                                                           Three Months Ended                  Nine Months Ended
                                                             September 30,                       September 30,

                                                        2000               1999               2000             1999
                                                   -------------------------------------------------------------------
                                                               (Dollars in Thousands, except per share data)
Profitability Measures:

Return on average assets                                 .83%           1.31%                  .97%              .94%
Return on average equity                               14.33           20.73                 16.48             14.80
Net interest spread (FTE)                               3.52            3.63                  3.58              3.62
Net interest margin (FTE)                               4.18            4.24                  4.24              4.22
Efficiency ratio                                       69.86           60.70                 70.33             64.97
Diluted net income per common share (1)               $  .29          $  .37                $  .97            $  .77

Selected Loan Data:

Non-performing assets                                 $7,884          $3,760                $7,884            $3,760
Ratio of non-performing assets to total assets           .90%            .53%                  .90%              .53%
Ratio of allowance for loan and lease losses
   to total loan and leases receivable                  1.16            1.11                  1.16              1.11
Ratio of allowance for loan and lease losses
   to non-performing loan and leases receivable       149.79          137.87                149.79            137.87
Loan delinquency ratio                                   .78            3.56                   .78              3.56
Ratio of loans and leases to deposits                  95.34           94.96                 95.34             94.96

Selected Equity Data:

Book value per share (1)                                $8.37          $7.18                 $8.37             $7.18
Tangible book value per share (1)                        7.44           6.32                  7.44              6.32
Dividends per common share (1)                            .06            .04                   .15               .12
Average equity to average assets                         5.79%          6.30%                 5.86%             6.37%
Tier 1 risk-based capital ratio (Bank)                   9.23           9.10                  9.23              9.10
Total risk-based capital ratio (Bank)                   10.32          10.15                 10.32             10.15
Tier 1 leverage ratio (Bank)                             6.42           6.44                  6.42              6.44

Selected Average Balances:

   Loans, gross                                      $539,727       $463,056              $532,904          $446,458
   Earning assets                                     777,115        637,235               752,626           624,540
   Total assets                                       840,487        685,773               812,830           667,747
   Deposits                                           567,608        460,227               547,161           427,595
   Equity                                              48,649         43,190               47,614            42,540



 (1) Per share amounts have been restated to reflect the 5% stock dividend distributed to shareholders on August 31, 2000.

                         Progress Financial Corporation

                              Supplemental Balances

Period-End Balances At :                                    September 30, 2000      December 31, 1999          % Change
                                                           -----------------------------------------------------------------

Loans and Leases, Net:

Commercial business                                               $161,613                   $119,807              34.9%
Commercial real estate                                             173,064                    162,588               6.4
Construction, net of loans in process                               54,508                     58,813              (7.3)
Single family residential real estate                               37,010                     40,554              (8.7)
Consumer                                                            38,659                     34,918              10.7
Leases receivable                                                   97,289                     86,985              11.8
                                                           ------------------------------------------------------------------
         Total loans and leases                                    562,143                    503,665              11.6
Allowance for loan and lease losses                                 (6,513)                    (5,927)              9.9
                                                           ------------------------------------------------------------------
         Loans and leases, net                                    $555,630                   $497,738              11.6%
                                                           ==================================================================

Deposits:

Non-interest-bearing demand deposits                              $ 77,558                   $ 65,305              18.8%
NOW and SuperNow                                                    91,046                     80,086              13.7
Money Market                                                        38,306                     35,015               9.4
Passbook and Statement Savings                                      28,403                     31,517              (9.9)
Time deposits                                                      354,332                    309,516              14.5
                                                           ------------------------------------------------------------------
         Total Deposits                                           $589,645                   $521,439              13.1%
                                                           ==================================================================

